EXHIBIT 23.3


                       NORWEST QUESTA ENGINEERING

                                                                   June 13, 2007

CONSENT OF NORWEST QUESTA ENGINEERING CORP.

As independent petroleum engineers, we hereby consent to the references to our firm in this Registration Statement on Form SB-2 (No. 333-123097 and No. 333-128603), as well as in the notes to the financial statements included therein (including the prospectus included or incorporated by reference therein) and to the incorporation on this Form SB-2 (including any amendments thereto) filed by New Frontier Energy, Inc., of information contained in our reserve estimate and economic evaluation report effective as of February 28, 2007, and to the inclusion of our reports as appendices to the prospectus included or incorporated by reference in that registration statement and/or as exhibits to that registration statement, in accordance with the requirements of the Securities Act of 1933, as amended.

We further consent to the reference to our firm as experts in this Form SB-2, including the prospectus included or incorporated by reference in this Form SB-2.


Norwest Questa Engineering, Corp.



/s/ John D. Wright
------------------------------------
John D. Wright, Ph.D., P.E.
President
Golden, Colorado
June 13, 2007




          1010 Tenth Street o Golden, Colorado USA o Tel 303.277.1629 o
       Fax 303.277.0119 o www.norwestcorp.com GOLDEN / DENVER / HOUSTON /
 SALT LAKE CITY / CHARLESTON WV / CALGARY / VANCOUVER / NEW CASTLE NSW / BEIJING
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